                                                                     Exhibit 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------



                                                 Nine months
                                                    ended
                                              September 30, 1994
                                              ------------------
                                                  (unaudited)

  Earnings:
     Earnings before income taxes                 $224,640,000

  Fixed charges:
     Interest                                       31,874,000
     One-third rent                                  1,263,000
                                                  ------------
                                                    33,137,000
                                                  ------------
                                                  $257,777,000
                                                  ============
  Fixed charges:
     Interest                                     $ 31,874,000
     One-third rent                                  1,263,000
                                                  ------------
                                                  $ 33,137,000
                                                  ============

  Ratio of earnings to fixed charges (1)                  7.78
                                                          ====

  (1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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